EXHIBIT 21.1



                           SUBSIDIARIES OF THE COMPANY



Name of Subsidiary                                    State of Incorporation                Percentage Owned
------------------------------------------------ ---------------------------------- ----------------------------------

Harvest American Corp.                                       Delaware                             100%

Commodore Polymer Technologies, Inc.*                        Delaware                             100%

Commodore Oil & Gas Corporation                              Delaware                             100%

Commodore Environmental Services, LLC                        Delaware                             100%

Commodore Separation Technologies, Inc.**                    Delaware                              87%


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*  Commodore Polymer Technologies was sold by the Company on March 6, 2000

**An indirect subsidiary 87% owned by Commodore Environmental Services, LLC


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